Exhibit 21.1

BMC Software, Inc.

Subsidiaries

As of March 31, 2012

Name	Jurisdiction
AS Fromdistance	Estonia
BladeLogic, Inc.	Delaware
BMC Software AS	Norway
BMC Software (China) Limited	China
BMC Software (Hong Kong) Limited	Hong Kong
BMC Software (Thailand) Limited	Thailand
BMC Software (Philippines) Inc.	Philippines
BMC Software (New Zealand) Ltd.	New Zealand
BMC Software AB	Sweden
BMC Software A/S	Denmark
BMC Software Asia Pacific Pte. Ltd.	Singapore
BMC Software Asia Sdn Bhd	Malaysia
BMC Software (Australia) Pty. Ltd.	Australia
BMC Software Belgium N.V.	Belgium
BMC Software Canada, Inc.	Canada
BMC Software de Argentina S.A.	Argentina
BMC Software de Mexico, S.A. de C.V.	Mexico
BMC Software Distribution B.V.	The Netherlands
BMC Software Distribution de Mexico, S.A. de C.V.	Mexico
BMC Software do Brasil Ltda.	Brazil
BMC Software Europe	Ireland/Cayman Islands
BMC Software European Holding	Ireland/Cayman Islands
BMC Software France SAS	France
BMC Software GmbH	Austria
BMC Software GmbH	Germany
BMC Software GmbH	Switzerland
BMC Software Hellas MEPE	Greece
BMC Software Holding B.V.	The Netherlands
BMC Software Holding II B.V.	The Netherlands
BMC Software Holding France SAS	France
BMC Software India Private Limited	India
BMC Software Investment B.V.	The Netherlands
BMC Software Investment Holding C.V.	The Netherlands
BMC Software Investment, L.L.C.	Delaware
BMC Software Ireland Limited	Ireland
BMC Software Israel LTD	Israel
BMC Software K.K. (Japan)	Japan
BMC Software Korea, Ltd.	Korea
BMC Software Limited	United Kingdom
BMC Software Mauritius	Mauritius
BMC Software OY	Finland
BMC Software S.A.	Spain

90

Name	Jurisdiction
BMC Software Sales (Poland) Sp.o.o.	Poland
BMC Software S.r.l.	Italy
BMC Software Yazilim Hlzmetleri Limited Sirketi	Turkey
Boole & Babbage Portugal Informatica Limitada	Portugal
Caplan Software Development S.r.l.	Italy
Coradiant (Canada) Inc.	Canada
Coradiant UK Limited	United Kingdom
Fromdistance AS	Norway
Fromdistance SL	Spain
Identify Software LTD	Israel
Identify Software, Inc.	Delaware
Information Technology Masters International S.A.	Luxembourg
Information Technology Masters Technologies S.A.	Luxembourg
MQSoftware Sarl	France
MQSoftware GmbH Middleware Solutions	Germany
MQSoftware Limited	United Kingdom
New Dimension Software, Inc.	Delaware
Numara Software (France) SAS	France
Numara Software Godo Kaisha	Japan
Numara Software, Inc.	Delaware
Numara Software Limited	United Kingdom
Numara Software Limited	New Zealand
Numara Software PTY Limited	Australia
Simulus Limited	United Kingdom
Software Capital LLC	Delaware
Software Credit LP	Delaware
The European Software Company	Ireland/Cayman Islands
Tideway Systems Inc.	Delaware
Tideway Systems Limited	United Kingdom
Track-It! Software Limited	United Kingdom

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